Exhibit 10.6

Cornell Capital Partners, LP
101 Hudson Street, Suite 3606
Jersey City, New Jersey  07302

Tel:  (201) 985-8300
Fax:  (201) 985-8266

                                                              September 22, 2004

MobilePro Corp.
6701 Democracy Boulevard, Suite 300
Bethesda, MD  20817

Attention: Kurt Gordon
           Chief Financial Officer

Re:  MobilePro Corp./Cornell Capital Partners, LP
     Promissory Note dated August 27, 2004

Dear Mr. Gordon:

This letter is sent to confirm our agreement in that the sum of two million two hundred thousand dollars ($2,200,000) of the principal balance of the Promissory Note dated August 27, 2004 shall be repaid by MobilePro Corp. (the "Company") escrowing four (4) Advance Notices and corresponding Joint Disbursement Instructions for the release of shares of common stock, as follows:

                                                Joint Disbursement Instructions
Advance Date            Advance Amount          (for Shares) Date
------------            --------------          -------------------------------
December 6, 2004        $100,000                December 10, 2004
December 13, 2004       $700,000                December 17, 2004
December 20, 2004       $700,000                December 24, 2004
December 27, 2004       $700,000                December 31, 2004

Such Advance Notices and Joint Disbursement Instructions for the release of shares of common stock held in escrow shall be released to the Investor every seven (7) calendar days in order to effectuate partial repayment of the Promissory Note dated August 17, 2004.

This letter shall further confirm that upon the completion of such Advance Notices and Joint Disbursement Instructions, there shall remain a balance due and owing on the Promissory Note dated August 27, 2004 of six million three hundred thousand dollars ($6,300,000) plus twelve percent (12%) interest per annum.

                                Very truly yours,

                                CORNELL CAPITAL PARTNERS, LP

                                By: Yorkville Advisors, LLC
                                    ---------------------------------
                                Its: General Partner


                                By: Mark A. Angelo
                                    ---------------------------------
                                Its: Portfolio Manager

KG/jmh
Via e-mail